UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant.  ☒                             Filed by a Party other than the Registrant.  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Vitamin Shoppe, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Video Script for Sharon Leite, Chief Executive Officer

Good morning Team Vitamin Shoppe:

Today, I have some important news to share with you all – news that I believe will positively shape the future of The Vitamin Shoppe.

This morning, on behalf of the board of directors, we announced that The Vitamin Shoppe has entered into an agreement to be acquired by a company called Liberty Tax, an acquisition and expansion vehicle for one of our largest current shareholders, the investment firm Vintage Capital.

While the details of this merger may sound financially complex, the goal of the transaction is simple: To maximize the value of The Vitamin Shoppe business and position it for long-term growth and renewed success. All of us on the board strongly believe this deal is in the best interest of all our stakeholders, including our Health Enthusiasts, our valued vendor partners, our shareholders, and our customers.

The board, as well as our Vitamin Shoppe Leadership Team, believe our new financial partners share our strategic vision to innovate and win back market share in the vibrant, growing health and wellness sector. The teams at Liberty and Vintage are aligned with our mission to provide our customers with the most trusted solutions, guidance and services that help them become their best selves, however they define it. They also have the resources and ideas to help us scale that mission to its full potential.

There is no question that today’s retail environment is highly challenging and The Vitamin Shoppe must adapt boldly and execute with precision to reignite our business. I am confident that this new financial structure will enable The Vitamin Shoppe — and all of you — to heighten our focus on becoming an agile, customer-first organization that delivers on our quality, innovation and expertise brand pillars in everything we do. By delivering on these 3 qualities it will differentiate ourselves from the competition, and create a brand that is truly meaningful and resonant in this crowded marketplace.

With this merger, our board of directors, the leadership team, and our new partners are committed to unlocking the potential within The Vitamin Shoppe as we tap into our collective drive and creativity.

I want to assure you that YOU, our Health Enthusiasts, are the heart and soul of this company – and this acquisition is about creating a company and workplace that allows all of us to thrive and succeed at the highest level. In large part, this merger is driven by your accomplishments: our new partners are investing in your knowledge, your expertise and your experience. And they are confident that we as a team will achieve even more as we grow and evolve The Vitamin Shoppe into this new chapter.

I am sure you have a lot of questions and we want you to be fully informed of the merger as it is finalized over the coming months. The Leadership Team is committed to a clear and transparent process that keeps all of our associates in the know about any changes or decisions that may impact the business. We will provide regular, company-wide communication and post frequently asked questions onto “The V.”

Additionally, we have activated a dedicated email address at AskHR@vitaminshoppe.com to answer any and all questions you may have about this merger, and what it means for you, the company, our partners, and customers.

Please take the opportunity to send any questions you have to that email address. And as always, feel free to ask me anything. And while there are details still to be worked out as the transaction proceeds, we will provide you with as many answers as we can.

Also crucial to this business are our valued vendors and business partners. They are central to all our efforts to bring innovation and new products to our company. We believe this transaction improves our ability to execute on our strategic plan, and will strengthen our partnerships with both existing and new vendor partners. We look forward to continuing our relationships with them, as we build our businesses together.

We have coordinated with the merchant team to ensure vendors are informed of this merger in a timely manner. If any of your vendors or business partners have additional questions, we have distributed talking points to managers throughout the company — and we ask that you please connect with your manager if you need more information as it pertains to our vendor partners.

Similarly, please remember that any media requests for comments or interviews should be brought to the attention of David Lipke our head of communications and PR prior to any associates speaking to the press. This will ensure we are delivering an accurate and unified message to the media, customers and business partners.

The merger with Liberty Tax is expected to close in the fourth quarter of this year.

Following the announcement of this merger, I remain more confident than ever in the future of The Vitamin Shoppe, and the important role it plays in the lives of our consumers. I look forward to keeping all of you informed as we know more.

Thank you for the tremendous contributions you make each and every day to The Vitamin Shoppe. I appreciate each and every one of you and all that you do for our company. This is a positive change for our organization and

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements may include, but are not limited to, statements relating to the proposed transaction with Liberty Tax, Inc. (“Liberty Tax”). These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Vitamin Shoppe, Inc.’s (the “Company’s”) business and the price of the Company’s common stock; risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the requisite stockholder approval of the proposed transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the proposed transaction; the effect of the announcement or pendency of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the proposed transaction; legal proceedings related to the proposed transaction; uncertainties as to Liberty Tax’s ability to obtain financing in order to consummate the proposed transaction; and costs, charges or expenses resulting from the proposed transaction. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement. Additional factors that could cause actual results to differ materially from forward-looking statements include the strength of the economy; changes in the overall level of consumer spending; the performance of the Company’s products within the prevailing retail environment; implementation of our strategy; compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company’s products; management changes; maintaining appropriate levels of inventory; changes in tax policy; ecommerce relationships; disruptions of manufacturing, warehouse or distribution facilities or information systems; regulatory environment and other specific factors discussed herein and in other SEC filings by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the SEC). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the proxy statement and other documents filed by the Company with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, http://investors.vitaminshoppe.com.

Certain Information Regarding Participants

The Company and its directors and certain executive officers and employees may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on February 26, 2018 and proxy statement for its 2019 annual meeting of stockholders, filed with the SEC on April 25, 2019. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by the Company with the SEC in respect of the proposed transaction when they become available.